SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:
                                 August 24, 1999
                                 --------------
                        (Date of earliest event reported)


                            Electric Lightwave, Inc.
                -------------------------------------------------
               (Exact name of Registrant as specified in charter)


         Delaware                     0-23393                     93-1035711
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)

              4400 NE 77th Avenue, Vancouver, WA                  98662
------------------------------------------------------          --------
           (Address of principal executive offices)            (Zip Code)


                                  (360)816-3000
                                 ---------------
              (Registrant's telephone number, including area code)

                           No change since last report
                           ---------------------------
             (Former name or address, if changed since last report)

Item 5.  Other Events.
________________________________________________________________________________


This report is being filed to make available the following press release dated August 24, 1999.


For Immediate Release                       News Release

Contacts:
Enid Lamey                                              Jack Hardy
Electric Lightwave Inc.                                 Electric Lightwave Inc.
(360) 816-4682 voice                                    (360) 816-3602 voice
(800) 368-9102 pager                                    (800) 391-3267 pager
enid_lamey@eli.net                                      jack_hardy@eli.net
www.eli.net                                             www.eli.net

________________________________________________________________________________

        Electric Lightwave's Voice Solutions Division to dissolve Nov. 1
    Company fine tunes business strategy to accelerate EBITDA profitability next year; ends prepaid calling card and videoconferencing services
________________________________________________________________________________

     VANCOUVER,  Wash. -- August 23, 1999 -- Electric  Lightwave  Inc.  (Nasdaq:
ELIX), a top integrated communications provider, today announced that its Voice Solutions division, which includes prepaid calling cards and videoconferencing, will dissolve November 1.

     Electric Lightwave's decision to disband its Voice Solutions division is part of the company's business strategy to accelerate EBITDA profitability next year. The company plans to continue increasing revenues through effective asset utilization in its existing markets. As a result, Electric Lightwave expects to improve its operational competencies that can support and sustain rapid growth as it moves closer to completing one of the nation's largest SONET-rings in the Western U.S.

     "While I'm extremely proud of the outstanding revenue growth and efforts of our employees, after careful analysis, we've determined that this high-volume, low-end product simply does not fit within the margin strategy of Electric Lightwave," said Dave Sharkey, president and chief operating officer. "Our efforts to sell video conference services will also be discontinued, although we will retain all our current video conference facilities for internal use only."

     The dissolution of Voice Solutions affects 30 employees whose positions will be eliminated by November 1. The affected employees will have a choice of applying for positions within the company or will be eligible for a severance package.

     "We anticipate our exit from the prepaid card business will accelerate our efforts to reach positive EBITDA during next year," said Sharkey.

     Approximately 53 telecard service provider customers, who offer prepaid calling cards in 86,000 outlets across the country, will be affected by this change. However, Electric Lightwave's previously distributed prepaid phone cards will remain activated for existing customers until the date of expiration, as displayed on each card.

     Electric   Lightwave   first  began  offering   prepaid  calling  card  and
videoconferencing services in late 1996.

About  Electric  Lightwave

     Electric Lightwave Inc. (NASDAQ: ELIX) is a leading integrated communications provider of enhanced data services, frame relay, ATM and Internet access solutions to bandwidth intensive businesses and the growing e-commerce market. The company provides long distance and data services nationwide, with data points-of-presence in Atlanta, Chicago, Cleveland, Dallas, Denver, Houston, Las Vegas, Los Angeles, New York, Palo Alto, Calif.; Philadelphia, San Diego, San Francisco, San Jose, Calif.; and Washington, D.C.

     As a full-service provider, the company offers businesses local, long distance and high-speed broadband transport that interconnects major markets in the West, including Seattle, Sacramento, Calif.; Salt Lake City, Phoenix, Boise, Idaho; Spokane, Wash.; and Portland, Ore.

     Headquartered in Vancouver, Wash., the company employs 1,200 and generated revenues of $101 million in 1998, up 65 percent from 1997. Additional information about Electric Lightwave Inc. is located on the World Wide Web at www.eli.net.

                                   SIGNATURES
                                ----------------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            Electric Lightwave, Inc.
                            ------------------------
                                   Registrant




                              By: /s/ Kerry D. Rea
                           _____________________________
                           Vice President and Controller



Date:     August 24, 1999